Exhibit 5.1

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

June 4, 2013

Caesars Entertainment Corporation

Caesars Entertainment Operating Company, Inc.

One Caesars Palace Drive

Las Vegas, NV 89109

Registration Statement on Form S-4

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-4 (the “Registration Statement”) of Caesars Entertainment Operating Company, Inc., a Delaware corporation (the “Company”), and Caesars Entertainment Corporation, a Delaware corporation and parent of the Company, as guarantor (the “Parent Guarantor”), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”), you have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of the Company’s (i) $1,500,000,000 aggregate principal amount of 9% Senior Secured Notes due 2020 (the “2020(1) Exchange Notes”) and the guarantee of the 2020(1) Exchange Notes by the Parent Guarantor (the “2020(1) Notes Guarantee”), and (ii) $1,500,000,000 aggregate principal amount of 9% Senior Secured Notes due 2020 (the “2020(2) Exchange Notes”, and collectively with the 2020(1) Exchange Notes, the “Exchange Notes”) and the guarantee of the 2020(2) Exchange Notes by the Parent Guarantor (the “2020(2) Notes Guarantee”, and collectively with the 2020(1) Notes Guarantee, the “Guarantees”).

The 2020(1) Exchange Notes and the 2020(1) Notes Guarantee are to be offered in exchange for the Company’s outstanding $1,500,000,000 aggregate principal amount of 9% Senior Secured Notes due 2020 (the “Original 2020(1) Notes”) and the guarantee of the Original 2020(1) Notes by the Parent Guarantor. The 2020(1) Exchange Notes and the 2020(1) Notes Guarantee will be issued by the Company and the Parent Guarantor in accordance with the terms of the Indenture, dated as of August 22, 2012, by and among Caesars Operating Escrow LLC, Caesars Escrow Corporation, the Parent Guarantor and U.S. Bank National Association, as trustee; as supplemented by the Supplemental Indenture, dated as of October 5, 2012, between the Company and U.S. Bank National Association, as trustee; as further supplemented by the Additional Notes Supplemental Indenture, dated as of December 13, 2012, by and among Caesars Operating Escrow LLC, Caesars Escrow Corporation, the Parent Guarantor and U.S. Bank National Association, as trustee; as further supplemented by the Third Supplemental Indenture, dated as of February 20, 2013, between the Company and U.S. Bank National Association, as trustee; and as further supplemented by the Fourth Supplemental Indenture, dated as of April 12, 2013, between the Company and U.S. Bank National Association, as trustee (as amended and supplemented, the “2020(1) Notes Indenture”).

The 2020(2) Exchange Notes and the 2020(2) Notes Guarantee are to be offered in exchange for the Company’s outstanding $1,500,000,000 aggregate principal amount of 9% Senior Secured Notes due 2020 (the “Original 2020(2) Notes”, and collectively with the Original 2020(1) Notes, the “Original Notes”) and the guarantee of the Original 2020(2) Notes by the Parent Guarantor. The 2020(2) Exchange Notes and the 2020(2) Notes Guarantee will be issued by the Company and the Parent Guarantor in accordance with the terms of the Indenture, dated as of February 15, 2013, by and among Caesars Operating Escrow LLC, Caesars Escrow Corporation, the Parent Guarantor and U.S. Bank National Association, as trustee; as supplemented by the Supplemental Indenture, dated as of March 27, 2013, between the Company and U.S. Bank National Association, as trustee (as amended and supplemented, the “2020(2) Notes Indenture”, and collectively with the 2020(2) Notes Indenture, the “Indentures”).

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1. the Registration Statement;

2. the 2020(1) Notes Indenture (including as an exhibit thereto the form of 2020(1) Exchange Notes) included as Exhibit 4.54, Exhibit 4.55, Exhibit 4.56, Exhibit 4.57 and Exhibit 4.58 to the Registration Statement;

3. the 2020(2) Notes Indenture (including as an exhibit thereto the form of 2020(2) Exchange Notes) included as Exhibit 4.59 and Exhibit 4.60 to the Registration Statement;

4. the Registration Rights Agreement, dated as of August 22, 2012 (the “Initial 2020(1) Notes Registration Rights Agreement”), among Caesars Operating Escrow LLC, Caesars Escrow Corporation, the Parent Guarantor and Citigroup Global Markets Inc., as representative of the initial purchasers named therein, included as Exhibit 4.48 to the Registration Statement;

5. the Registration Rights Agreement, dated as of December 13, 2012 (the “Additional 2020(1) Notes Registration Rights Agreement”), among Caesars Operating Escrow LLC, Caesars Escrow Corporation, the Parent Guarantor and Citigroup Global Markets Inc., as representative of the initial purchasers named therein, included as Exhibit 4.50 to the Registration Statement; and

6. the Registration Rights Agreement, dated as of February 15, 2013 (the “2020(2) Notes Registration Rights Agreement”, and collectively with the Initial 2020(1) Notes Registration Rights Agreement and the Additional 2020(1) Notes Registration Rights Agreement, the “Registration Rights Agreements”), among Caesars Operating Escrow LLC, Caesars Escrow Corporation, the Parent Guarantor and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the initial purchasers named therein, included as Exhibit 4.52 to the Registration Statement.

In addition, we have examined (i) such corporate records of the Company and the Parent Guarantor that we have considered appropriate, including a copy of the certificate of incorporation, as amended, and by-laws, as amended, of the Company and the Parent Guarantor, certified by the Company and the Parent Guarantor, respectively, as in effect on the date of this letter, and copies of resolutions of the board of directors of the Company and the Parent Guarantor relating to the issuance of the Exchange Notes and the Guarantees, certified by the Company and the Parent Guarantor, respectively; and (ii) such other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Company and the Parent Guarantor made in the Documents and upon certificates of public officials and the officers of the Company and the Parent Guarantor.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete. We have also assumed, without independent investigation, (i) that the Exchange Notes and the Guarantees will be issued as described in the Registration Statement and (ii) that the Exchange Notes will be in substantially the form attached to the Indentures and that any information omitted from such form will be properly added.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

1. When duly issued, authenticated and delivered against the surrender and cancellation of the Original Notes as set forth in the Registration Statement and in accordance with the terms of the Indentures and the Registration Rights Agreements, the Exchange Notes will be valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except that the enforceability of the Exchange Notes may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

2. When the Exchange Notes are duly issued, authenticated and delivered against the surrender and cancellation of the Original Notes as set forth in the Registration Statement and in accordance with the terms of the Indentures and the Registration Rights Agreements, the Guarantees will be valid and legally binding obligations of the Parent Guarantor enforceable against the Parent Guarantor in accordance with their terms, except that enforceability of the Guarantees may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

The opinions expressed above are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours, /s/ Paul, Weiss, Rifkind, Wharton & Garrision LLP

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP